Exhibit 99.1

Worksport ($WKSP) Announces Record High Revenues; 275% Q2 Growth

Q2 Earnings Call Available: Management Discusses Revenue Growth and Future Outlook

West Seneca, New York, August 14th, 2024 - Worksport Ltd. (NASDAQ: WKSP) ("Worksport" or the "Company"), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, at market close yesterday reported the financial results for the second quarter of its fiscal year (Q2 FY 2024) ended June 30, 2024.

Financial Results

Worksport continues its remarkable early growth story and reports an 860% revenue increase in Q2 2024 vs. Q2 2023, with 275% growth from Q1 2024, reaching a new record of $1.92 million. This surge is directly attributed to the new Buffalo factory and the launch of dealer and e-commerce marketing initiatives. Worksport believes that while revenue is still in its early stages, the growth rate in recent quarters is highly encouraging. The Company has gained strong sales traction through its rapidly expanding channels, and with the introduction of innovative, higher-margin products on the horizon, Worksport expects this momentum to continue, driving further rapid revenue growth in the upcoming quarters.

By the end of Q2, Worksport's Monthly Reoccurring Revenue (MRR) was on track to hit $1milllion per month. The Company believes the MRR will continue to grow in 2024 with the ongoing ramp up of the Al3 line and introduction of the premium Al4 product line in Q4.

"Notably, Q2 sales surpass the entire 2023 year-end revenue of $1.5 million," states Mike Johnston, Company CFO.  "Gross profit margins in Q2 2024 reached 15.4%, an 111% improvement from Q1. Early 2024 production efficiency was below baseline due to efforts in enhancing production processes and product improvements. However, Worksport anticipates improved baseline efficiency in the latter half of the year, which is expected to boost future margins. Additionally, cost savings from our scaling efforts and the introduction of premium products are projected to further enhance margins into FY 2025."

The entire financial results for Q2 2024 can be accessed below.

Forward Guidance

With three new products launching later this year, Worksport has been investing heavily in growth, laying a strong foundation for continued expansion. Worksport is well positioned to leverage its equipment, facilities, and inventory investments to meet both current and anticipated sales growth through the remainder of 2024. No significant equipment investment is expected within the next 12 months. As revenues accelerate, we anticipate a reduction in net loss from operations, with a clear vision to move to positive operational cash flow within 2025.

For the tonneau cover business, at the current Q2 gross revenue rate, we are on track to meet or exceed our previously issued revenue guidance of $6-8 million by year-end 2024. Importantly, Worksport notes this guidance does not account for potential revenues from the AL4, SOLIS, and COR products in 2024, and is based solely on our AL3 and Soft Cover product segments.

For FY 2025, Worksport believes that its tonneau cover business alone [not including the clean-tech business expected to launch soon] will represent $15-20M in revenues. The Company also believes that with favorable market conditions for their next 3 tonneau cover launches, they can beat this forecast. 2025 Tonneau Cover Revenue Guidance will be updated in future quarters.

Worksport will launch the Alpha release of its highly anticipated clean-tech COR and SOLIS products this September. A successful Alpha launch will follow a market launch in the near future. This innovative business division forms the cornerstone of Worksport's future strategy to evolve into a mid-to-large market company. For future guidance on Worksport Clean-Tech, stay tuned for an initial sales outlook during the Q3 2024 earnings call.

CEO Statement on Worksport Stock (NASDAQ: WKSP)

Steven Rossi, Worksport CEO, stated, "In April 2024, the Company issued a press release stating that they believe the Worksport stock was undervalued. Today, given this quarters findings, the shared remarks on our path to cash flow positivity, and our update on guidance, we reaffirm that statement, confident that the revenue growth we're seeing this quarter is just the beginning of a prosperous climb ahead"

Rossi added, "Our tonneau cover business is expected to propel Worksport into a 9-figure, middle market company in the short to mid-term, while the clean-tech division opens a 10-figure-plus opportunity that we believe is achievable. Altogether, our aspirations in terms of revenues stretch beyond that of upper middle market."

Worksport Q2 Earnings Call

Worksport's Q2 Earnings Call occurred at 4:30pm ET on Tuesday August 13th, 2024. The full earnings call recording, prepared remarks, and presented deck can be found in the following locations:

1. Worksport Q2 Earnings Call Recorded Webinar

2. Worksport Q2 Earnings Call Deck

3. Worksport Q2 Earnings Call Prepared Remarks

Investors Interested in Speaking With Management Can Contact:

Investor Relations, Worksport Ltd.

T: 1 (888) 554-8789 x128

W1: https://invest.worksport.com/home

W2: www.worksport.com

E: investors@worksport.com

Worksport Quarterly Report, Item 1. Financial Statements

The Company has included the Financial Statements section below from the 'Full Worksport Q2 2024 10-Q' For Quarterly Period Ended: June 30, 2024. Investors are encouraged to read the full 10-Q along with the Prepared Remarks, both linked above.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

Worksport Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2024 (Unaudited)	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$3,426,089	$3,365,778
Accounts receivable, net	623,386	463,122
Other receivable	140,863	165,865
Inventory (note 4)	6,386,744	3,631,492
Related party loan (note 8)	14,303	-
Prepaid expenses and deposits (note 5)	151,815	1,497,249
Total Current Assets	10,743,200	9,123,506
Investments (note 10)	90,731	90,731
Property and Equipment, net (note 6)	14,308,776	14,483,436
Right-Of-Use Asset, net (note 11)	705,155	917,354
Intangible Assets, net	1,337,636	1,338,889
Total Assets	$27,185,498	$25,953,916
Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,750,166	$1,451,181
Payroll taxes payable	260,585	85,010
Related party loan (note 8)	-	2,192
Current portion - Long term debt (note 12)	-	5,300,000

Current lease liability (note 11)	243,203	328,229
Total Current Liabilities	2,253,954	7,166,612
Long Term - Lease Liability (note 11)	485,451	608,761
Long Term Debt (note 12)	5,300,000	-
Total Liabilities	8,039,405	7,775,373

Shareholders' Equity
Series A & B Preferred Stock, $0.0001 par value, 100,100 shares authorized, 100 Series A and 0 Series B issued and outstanding, respectively (note 7)	-	-
Common stock, $0.0001 par value, 299,000,000 shares authorized, 28,520,704 and 20,320,503 shares issued and outstanding, respectively (note 7)	2,852	2,032
Additional paid-in capital	69,230,341	64,685,693
Share subscriptions receivable	(1,577)	(1,577)
Share subscriptions payable	5,964,290	1,814,152
Accumulated deficit	(56,041,233)	(48,313,177)
Cumulative translation adjustment	(8,580)	(8,580)
Total Shareholders' Equity	19,146,093	18,178,543
Total Liabilities and Shareholders' Equity	$27,185,498	$25,953,916

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here for the full notes.

Worksport Ltd.

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three and Six Months Ended June 30, 2024 and 2023

(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2024	2023	2024	2023

Net Sales	$1,921,539	$199,851	$2,434,176	$231,776
Cost of Goods Sold	1,624,910	153,288	2,100,091	173,045
Gross Profit	296,629	46,563	334,085	58,731

Operating Expenses
General and administrative	2,946,386	1,744,801	5,620,704	3,874,413

Sales and marketing	478,792	548,712	545,569	1,093,063
Professional fees	766,563	1,491,453	1,710,341	2,360,064
(Gain) loss on foreign exchange	15,636	316	7,685	(142)
Total operating expenses	4,207,377	3,785,282	7,884,299	7,327,398
Loss from operations	(3,910,748)	(3,738,719)	(7,550,214)	(7,268,667)

Other Income (Expense)
Interest expense	(134,164)	(187,893)	(257,762)	(352,992)
Interest income	-	78,778	3,054	198,606
Rental income (note 17)	31,513	50,379	76,866	94,835
Gain on settlement of debt	-	-	-	7,493
Total other income (expense)	(102,651)	(58,736)	(177,842)	(52,058)

Net Loss	$(4,013,399)	$(3,797,455)	$(7,728,056)	$(7,320,725)

Loss per Share (basic and diluted)	$(0.15)	$(0.22)	$(0.33)	$(0.43)
Weighted Average Number of Shares (basic and diluted)	25,958,628	17,165,533	23,573,349	17,162,471

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here for the full notes.

Read the rest of the 10-Q: 'Full Worksport Q2 2024 10-Q'

Key 2024 Press-Releases:

  August 1: Worksport Announces Impressive SOLIS Solar Cover Test Results
  July 30: Worksport to Drive Growth With new Live Sales Platform
  July 11: Worksport Expands Dealer Network
  June 20: Worksport Announces Record Breaking May Sales
  June 13: Worksport Awarded 'Innovator of the Year'
  May 16: Worksport Reports 1,506% Q1 Revenue Surge
  May 8: Worksport Awarded $2.8MM Grant

  April 25: Worksport Signals Undervalued Status, Eyes Major 2024 Growth
  March 18: $2.8MM Direct Offering Priced At-The-Market.
  March 6: Worksport to Launch Innovative SOLIS & COR Products This Summer

Read all Worksport press releases: [Link to All Press Releases].

Stay Connected

  Investor Newsletter: Investors and customers are invited to follow Worksport's progress as it builds on this momentum and strives to redefine industry standards with each new corporate development.  Link to Newsletter
  Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128
W: investors.worksport.com  E: investors@worksport.com  W: worksport.com

About Worksport

Worksport Ltd. (NASDAQ: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport's hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy's website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company's social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the "Accounts"), the links of which are links to external third party websites, as well as sign up for the Company's newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook YouTube	LinkedIn Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission ("SEC") filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd.  T: 1 (888) 554-8789 -128 W: investors.worksport.com
W: www.worksport.com    E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain "forward‐looking statements." Forward‐Looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," "project," "should," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward‐looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.